UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2007

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 869-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On January 31, 2007, the Compensation and Corporate Governance Committee of the Board of Directors of Thomas Group, Inc. (the “Company”) approved an increase in annual base compensation for David English, the Company’s Chief Financial Officer, from $165,000 per year to $200,000 per year and established the criteria for payment of incentive compensation to Mr. English for the fiscal year ending December 31, 2007.  Mr. English will be eligible for incentive compensation up to $60,000 if certain criteria, as determined by the Compensation and Corporate Governance Committee in its sole discretion, are met during the fiscal year ending December 31, 2007 relating to the management of selling, general and administrative expenses, cash management, budgeting process, communication with the Board of Directors and the Company’s investors, entity management, capitalization matters, the voluntary review of historical stock option practices and the implementation of processes and procedures required by Section 404 of the Sarbanes Oxley Act of 2002.  Mr. English must be employed with the Company through the date on which the Committee makes its determination of the award in order to receive any incentive compensation as described in this paragraph.

Chief Executive Officer

On February 14, 2007, the Company entered into an Amended and Restated Employment Agreement with James T. Taylor, the Company’s President and Chief Executive Officer, to be effective as of January 1, 2007.  Mr. Taylor’s prior Employment Agreement expired on December 31, 2006.

Under the Amended and Restated Employment Agreement, Mr. Taylor will receive base compensation of $500,000 per year, a monthly car allowance and will be eligible for incentive compensation up to $1,500,000 if certain criteria relating to the Company’s consulting revenue and operating profit for the fiscal year ending December 31, 2007 are met and if Mr. Taylor satisfies certain corporate governance requirements as determined by the Company’s Compensation and Corporate Governance Committee in its sole discretion.

The Amended and Restated Employment Agreement expires on December 31, 2007, but may be terminated prior to such date by either the Company or Mr. Taylor for any or no reason.  If Mr. Taylor’s employment is terminated by the Company without cause or due to disability, then Mr. Taylor is eligible to receive severance in an aggregate amount of $500,000 plus a portion of the incentive compensation, if any, as determined by the Compensation and Corporate Governance Committee in its sole discretion, taking into account the Company’s performance prior to the termination date.  If, within 12 months following a change of control of the Company, Mr. Taylor’s employment is terminated by the Company without cause or by Mr. Taylor for good reason, Mr. Taylor will be eligible to receive severance in an aggregate amount of $1,000,000 plus a portion of the incentive compensation, if any, the Compensation and Corporate Governance Committee in its sole discretion determines Mr. Taylor has earned.

The Amended and Restated Employment Agreement also contains an 18-month non-competition obligation on Mr. Taylor following termination of his employment with the Company as well as confidentiality and assignment of work product obligations.  The foregoing description is a summary only and is qualified in its entirety by reference to Mr. Taylor’s Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Thomas Group, Inc. and James T. Taylor, dated February 14, 2007 and effective January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	February 20, 2007	By:	/s/ David English
David English,
Chief Financial Officer